108 STAAR Knows How to Generate Cash (in millions) * Initial sales outlook provided prior to COVID on January 13, 2020, was for sales mid-point of $177 million or +18% Y/Y Growth for 2020. CAGR of 28% for 2019-2022. ** Outlook raised to $345M ICL sales and $348M total net sales on May 3, 2023. ADJUSTED EBITDA EX. SBC BALANCE SHEET CASH CapEx Expected to be approximately $20-$30M Annually resulting in 2026E Free Cash Flow of approximately $75-$110M 2018 2017 2018 2019 2020 2021 2022 2019 2020 2021 2022 2024E 2025E 2026E 2023 Outlook $16 $26 $23 $50 $67 $61 $90 $120 $19 $104 $120 $153 $226 $200 Exhibit 99.1